Exhibit 99.1

News Release
www.nortel.com

FOR IMMEDIATE RELEASE:	February 8, 2010

Jamie Moody

1-972-684-7167

moodyjam@nortel.com

Nortel Enters into Settlement Agreement with Former and Disabled Canadian

Employee Representatives

TORONTO, February 8, 2010 – Nortel* Networks Corporation [OTC: NRTLQ] today announced that it, Nortel Networks Limited and their Canadian subsidiaries that have filed for creditor protection under CCAA (collectively, Nortel), have reached an agreement on certain employment related matters regarding former Canadian Nortel employees, including Nortel’s Canadian registered pension plans and benefits for Canadian pensioners and Nortel employees on long term disability (LTD).

Nortel entered into a Settlement Agreement with court-appointed representatives of its Canadian former employees, pensioners and LTD beneficiaries, the court-appointed representative counsel to such parties, Koskie Minsky LLP, the CAW Canada and Nortel’s court-appointed Monitor. The Settlement Agreement is subject to, among other things, the approval of the Ontario Superior Court of Justice.

The Settlement Agreement provides that Nortel will continue to administer the Nortel Networks Negotiated Pension Plan and the Nortel Networks Limited Managerial and Non-Negotiated Pension Plan until September 30, 2010, at which point these pension plans will be transitioned, in accordance with the Ontario Pension Benefits Act, to a new administrator appointed by the Superintendent of Financial Services. Nortel and the Monitor will take all reasonable steps to complete the transfer of the administration of the pension plans to the new administrator. Nortel will continue to fund these pension plans consistent with the current service and special payments it has been making during the course of the CCAA proceedings through March 31, 2010, and thereafter will make current service payments until September 30, 2010.

For the remainder of 2010, Nortel will continue to pay medical and dental benefits to Nortel pensioners and survivors and Nortel LTD beneficiaries in accordance with the current benefit plan terms and conditions. Life insurance benefits will continue unchanged until December 31, 2010 and will continue to be funded consistent with 2009 funding. Further, Nortel will pay income benefits to the LTD beneficiaries and to those receiving survivor income benefits and survivor transition benefits through December 31, 2010, which payments will be made directly by Nortel. The employment of the LTD beneficiaries will terminate on December 31, 2010. The parties have agreed to work toward a court-approved distribution, in 2010, of the assets of Nortel’s Health and Welfare Trust, the vehicle through which Nortel generally has historically funded these benefits, with the exception noted above.

The Settlement Agreement also provides that Nortel will establish a fund of CDN$4.2 million for termination payments of up to CDN$3,000 per employee to be made to eligible terminated employees as an advance against their claims under CCAA.

“We are pleased to have come to a resolution on these important matters,” said David Richardson, Chairman, Nortel. “We understand the need to provide clarity to former employees as well as several months of certainty that will allow beneficiaries to make alternate plans. The Board of Directors and Nortel’s management team have been working diligently with its advisors and stakeholders to reach an agreement that is as fair as possible in the circumstances, and that will result in almost two years of medical, dental and LTD coverage, an unusually lengthy period of time for companies under CCAA. It is expected that in aggregate, for the period from filing for creditor protection until the respective end dates announced today, Nortel will pay approximately CDN$100 million to the pension plans and towards benefits”.

Under the Settlement Agreement, any claim made by any party in relation to the matters settled under the agreement will rank as ordinary unsecured claims under the CCAA proceedings. A charge in the maximum amount of CDN$57 million on Nortel’s assets will be established to secure the payments to be made by Nortel under the Settlement Agreement, which amount shall be reduced by the amount of payments made.

About Nortel

For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: stabilize the business and maximize the value of Nortel’s businesses; obtain required approvals and successfully consummate pending and future divestitures; ability to satisfy transition services agreement obligations in connection with divestiture of operations; successfully conclude ongoing discussions for the sale of Nortel’s other assets or businesses; develop, obtain required approvals for, and implement a court approved plan; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; access the EDC Facility given the current discretionary nature of the facility, or arrange for alternative funding; if necessary, arrange for sufficient debtor-in-possession or other financing; continue to have cash management arrangements and obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the French Administrator, the Israeli Administrators, the U.S. Creditors’ Committee, or other third parties; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against Nortel; maintain R&D investments; realize full or fair value for any assets or business that are divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; attract and retain customers or avoid reduction in, or delay or suspension of, customer orders as a result of the uncertainty caused by the Creditor Protection Proceedings; maintain market share, as competitors move to capitalize on customer concerns; operate Nortel’s business effectively under the new organizational structure, and in consultation with the Canadian Monitor, and the U.S. Creditors’ Committee and work effectively with the U.K. Administrators, French Administrator and Israeli Administrators in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees and attract new employees as may be needed; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain; maintain current relationships with reseller partners, joint venture partners and strategic alliance partners; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; reject, repudiate or terminate contracts; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; and the delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including: the sustained economic downturn and volatile market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; cautious capital spending by customers as a result of factors including current economic uncertainties; fluctuations in foreign currency exchange rates; any requirement to make larger contributions to defined benefit plans in the future; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including Nortel’s reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; significant competition, competitive pricing practices, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; potential higher operational and financial risks associated with Nortel’s international operations; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks